      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2002
                                                 Registration No. 333-__________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                           RANGE RESOURCES CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                                          34-1312571
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                         Identification No.)


                           777 MAIN STREET, SUITE 800
                             FORT WORTH, TEXAS 76102
          (Address of principal executive offices, including zip code)

                              --------------------

                   AMENDED AND RESTATED 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                JOHN H. PINKERTON
                                    PRESIDENT
                           RANGE RESOURCES CORPORATION
                           777 MAIN STREET, SUITE 800
                             FORT WORTH, TEXAS 76102
                                 (817) 870-2601
            (Name, address and telephone number of agent for service)

                                    copy to:

                               MICHAEL D. WORTLEY
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                               DALLAS, TEXAS 75201
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              Proposed             Proposed
       Title of securities             Amount to be       Maximum offering     maximum aggregate      Amount of
        to be registered                registered       price per share (1)  offering price (1)  registration fee
----------------------------------- ------------------- --------------------- ------------------ -------------------
Common Stock, $0.01 par
value per share................      2,600,000 shares          $5.23             $13,598,000         $1,251.02
----------------------------------- ------------------- --------------------- ------------------ -------------------
                                                                                                     $1,251.02
----------------------------------- ------------------- --------------------- ------------------ -------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The price for the 2,600,000 shares issuable under the Company's Amended and Restated 1999 Stock Option Plan was based on a price of $5.23, the average of the high and low prices in the consolidated reporting system on June 17, 2002.
================================================================================

         This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Amended and Restated 1999 Stock Option Plan. The contents of the registrant's Form S-8 Registration Statements (Nos. 333-63764, and 333-40534) relating to the same employee benefit plan are incorporated by reference to this Registration Statement.

                                     EXPERTS

         The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have not obtained their consent to do so in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         4.1      Amended and Restated 1999 Stock Option Plan

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.2 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

         24.1     Powers of Attorney (included in the signature pages hereto)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of June, 2002.

                           RANGE RESOURCES CORPORATION


                           By: /s/ Eddie M. LeBlanc III
                              --------------------------------------------------
                                   Eddie M. LeBlanc III
                                   Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of John H. Pinkerton and Eddie M. LeBlanc III, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.


                   Signature                                       Capacity                           Date
                   ---------                                       --------                           ----
             /s/ Robert E. Aikman                                  Director                  June 19, 2002
----------------------------------------------
                 Robert E. Aikman


              /s/ Anthony V. Dub                                   Director                  June 19, 2002
----------------------------------------------
                  Anthony V. Dub


             /s/ V. Richard Eales                                  Director                  June 19, 2002
----------------------------------------------
                 V. Richard Eales


             /s/ Thomas J. Edelman                          Chairman and Director            June 19, 2002
----------------------------------------------
                 Thomas J. Edelman


              /s/ Allen Finkelson                                  Director                  June 19, 2002
----------------------------------------------
                  Allen Finkelson


           /s/ Eddie M. LeBlanc  III                       Chief Financial Officer           June 19, 2002
----------------------------------------------             (Principal Financial and
               Eddie M. LeBlanc III                          Accounting Officer)


            /s/ Jonathan S. Linker
----------------------------------------------                     Director                  June 19, 2002
                Jonathan S. Linker


            /s/ Alexander P. Lynch                                 Director                  June 19, 2002
----------------------------------------------
                Alexander P. Lynch


             /s/ John H. Pinkerton                  President, Chief Executive Officer and   June 19, 2002
----------------------------------------------      Director (Principal Executive Officer)
                  John H. Pinkerton

                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER                          DESCRIPTION
       -------                         -----------
         4.1      Amended and Restated 1999 Stock Option Plan

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.2 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

         24.1     Powers of Attorney (included in the signature pages hereto)